PRELIMINARY PROXY
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|   Preliminary Proxy Statement

|_|   Confidential, for use by the Commission Only
        (as permitted by Rule 14e-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material under Rule 14a-12

                        ELECTRONIC CONTROL SECURITY INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X| No fee required

|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

|_| Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

                                      PROXY
                        ELECTRONIC CONTROL SECURITY INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 17, 2003

DATE AND TIME: January 17, 2003 at 10:00 a.m.

PLACE:         790 Bloomfield Ave, Bldg. C-1, Clifton, New Jersey 07012.

ITEMS OF BUSINESS:

      (1) To elect seven (7) members of the board of directors to serve until the next annual meeting of shareholders.

      (2) To ratify an amendment to the Electronic Control Security Inc. Incentive Stock Option Plan to increase the number of options available for grant from 750,000 options to 1,000,000 options.

      (3) To ratify the selection of Demetrius & Company, L.L.C. as our independent public accountants for the fiscal year ending June 30, 2003.

      (4) To consider such other business as may properly come before the meeting.

RECORD DATE: You are entitled to vote if you were a shareholder at the close of business on November 15, 2002.

ATTENDANCE IN PERSON: If you were a shareholder of record on the record date, you are entitled to, and we would be delighted if you would, come to and vote at the meeting in person.

VOTING BY PROXY: Please send in your proxy (or voting instructions to your broker) as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Please refer to the questions and answers beginning on page 2 and the instructions on the proxy card.

Our Annual Report on Form 10-KSB for the period ended June 30, 2002, which is not a part of the proxy soliciting material, is enclosed.

By order of the Board of Directors
Mark Barchenko,
Corporate Secretary
December 12, 2002


ELECTRONIC CONTROL SECURITY INC.
790 Bloomfield Avenue
Clifton, New Jersey 07012

                                 PROXY STATEMENT

YOUR VOTE IS VERY IMPORTANT PLEASE SEND IN YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON. THIS PROXY STATEMENT DESCRIBES THE MATTERS TO BE VOTED ON AND CONTAINS SPECIFIC INSTRUCTIONS TO FACILITATE YOUR VOTING.

      Your Board of Directors is soliciting proxies for the 2002 Annual Meeting of Shareholders of Electronic Control Security Inc. ("we," "us," the "company," or "ECSI") to be held on January 17, 2003. We are distributing this Proxy Statement to shareholders on or about December 16, 2002. We are sending to you our Annual Report on Form 10-KSB that describes the business of our company which includes audited financial statements for the year ended June 30, 2002, together with this Proxy Statement.

SOME QUESTIONS AND ANSWERS

WHAT AM I BEING ASKED TO VOTE ON?

You are being asked to vote on:

      (1)   the election of seven (7) directors;

      (2) the ratification of an amendment to the Electronic Control Security Inc. Incentive Stock Option Plan to increase the number of stock options which may be granted from 750,000 options to 1,000,000 options.

      (3) the ratification of the Board's selection of Demetrius & Company, L.L.C. as our auditors for the fiscal year ending June 30, 2003;

      (4) to transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Your grant of a proxy will also confer on the holders of the proxy authority to vote in their best judgment on any other matters that may properly come before the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

The Board recommends a vote FOR each of its nominees for election as directors; FOR the increase in the number of options available for grant under the Incentive Stock Option Plan; and FOR ratification of the Board's selection of Demetrius & Company, L.L.C. as our auditors.

WHO IS ENTITLED TO VOTE?

You are entitled to vote if you were the owner of shares of our common stock at the close of business on November 15, 2002, the record date for voting. This includes (1) shares held on that date directly by you as the shareholder of record and (2) shares held on that date for your account as beneficial owner by a broker, bank or other nominee.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If the shares are registered directly in your name on the records maintained by our transfer agent, Continental Stock Transfer & Trust Company, you are the shareholder of record of those shares and we are sending the proxy materials directly to you. As the shareholder of record, you are entitled to vote these shares in person at the meeting or to designate a proxy to vote for you. We have enclosed a proxy card to permit you to instruct the proxy holder on how to vote your shares. If your shares are held in a brokerage account or by a bank or other nominee, those shares are registered on the records maintained by the transfer agent in the name of the broker, bank or other nominee. The broker, bank or other nominee shares held like that are frequently referred to as being held in "street name." If your shares are held in street name, the broker, bank or other nominee is the holder of record and will get the proxy materials from us in sufficient quantities to pass on a set to you. You, as the beneficial owner, have the right to direct the broker, bank or other nominee on how to vote and you are invited to attend the meeting if you want to. Nevertheless, if you do attend, you will be entitled to vote only if the record holder of these shares appoints you as its proxy. Your broker, bank or other nominee has enclosed a voting instruction card so that you can give instructions on how to vote your shares.

HOW DO I VOTE?

Shareholders may vote their shares at the Annual Meeting either in person or by proxy. Since many shareholders may be unable to attend the meeting in person, we send to all shareholders of record cards that permit them to designate proxies to represent them at the meeting and to direct the designated proxies on how to vote. Brokers, banks and nominees also send cards to beneficial owners to permit them to provide instructions as to how they wish their shares to be voted.

HOW DO I VOTE BY MAIL?

Shareholders of record who wish to vote by mail should complete the enclosed proxy card to indicate their voting instructions and then sign, date and mail the proxy card in the postage-paid envelope provided. Beneficial owners may direct their vote by mail by completing, signing and returning the voting instruction card provided by their broker, bank or nominee.

HOW DO I VOTE AT THE ANNUAL MEETING?

We will pass out ballot papers to any shareholder of record who wants to vote in person at the Annual Meeting rather than by proxy. If you hold your shares through a broker, bank or nominee, you must obtain a proxy from that institution to enable you to vote in person at the meeting.

WHOM AM I DESIGNATING AS MY PROXY?

You will be designating Arthur Barchenko, our President, and Mark Barchenko, our Vice President, as proxies to vote your shares in accordance with your instructions.

HOW WILL MY PROXY VOTE MY SHARE?

The designated proxies will vote according to your instructions as indicated on the proxy card. If you sign your proxy card but do not indicate voting instructions on one or more of the business matters listed, the proxies will vote all uninstructed shares in accordance with the recommendations of the Board.

MAY I REVOKE MY PROXY?

You may revoke or amend your proxy in one of the following three ways:

(1) By attending the Annual Shareholders Meeting in person, revoking your proxy at that time and either voting the shares yourself or appointing a new person to act as your proxy;

(2) By sending a letter to the company at its principal offices in Clifton, New Jersey signed by each of the registered shareholders indicating your intention to revoke or amend the proxy. If you intend to amend the proxy, please advise us as to the exact amendments you wish to make. Letters intended to revoke or amend a proxy must be postmarked no later than December 31, 2002 and must be received by the company by January 6, 2002; or

(3) By submitting another proxy card bearing a later date.

HOW MANY SHARES CAN VOTE?

As of the record date, we had issued and outstanding 4,034,128 shares of common stock. The holders of these shares are each entitled to one vote for each share held.

HOW MANY SHARES NEED TO BE REPRESENTED FOR THE MEETING TO CONDUCT BUSINESS?

The meeting can conduct business only if the holders of a majority of the shares outstanding on the record date are present at the meeting in person or by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, a broker will not vote shares that it holds for a beneficial owner for or against a particular proposal if (1) the broker has not received voting instructions from the beneficial owner and (2) under the rules applicable to the broker it is not allowed to vote on the particular proposal without voting instructions.

HOW MANY VOTES ARE NEEDED FOR MATTERS TO BE ADOPTED AT THE MEETING?

For a person to be elected a director, that person must receive the affirmative vote of a majority of the shares present or represented at the meeting. The other matters to be voted on will be declared adopted if they receive the affirmative vote of a majority of the shares present or represented at the meeting.

IS CUMULATIVE VOTING ALLOWED IN THE ELECTION OF DIRECTORS?

No. Each share is entitled to one vote in the election of directors as on every other matter.

WHO WILL COUNT THE VOTES?

Your Corporate Secretary will count the votes unless a shareholder present at the meeting requests count by inspectors of election, in which event the Chairman of the meeting will appoint two inspectors, who may but need not be shareholders, to effect the count.

WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

The Chairman will announce the results of the meeting. In addition, we will publish them on our web site - www.esci@anti-terrorism.com and in our quarterly report on Form 10-QSB for the second quarter of fiscal 2003 that we expect to file with the SEC by February 14, 2002.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

Electronic Control Security Inc. will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing these proxy materials, our directors and officers, who will not receive any additional compensation for their soliciting activities, may seek to contact shareholders by telephone or other electronic means. We will also reimburse brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to shareholders.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT FUTURE SHAREHOLDER MEETINGS, INCLUDING DIRECTOR NOMINATIONS?

You may submit proposals for consideration at future shareholder meetings, including director nominations.

PROPOSALS: In order for a shareholder proposal to be considered for inclusion in the proxy statement for our next year's Annual Meeting, our Corporate Secretary must receive the written proposal by no later than September 1, 2003. Any such proposal will need to comply with SEC regulations regarding the inclusion or shareholder proposals in company-sponsored proxy materials. You may also move the adoption of proposed resolutions from the floor at the Annual Meeting, but then you should not expect proxies to vote in favor of it.

NOMINATIONS OF DIRECTOR CANDIDATES: You may suggest director candidates for consideration by our Board. Any such suggestion should be addressed to our Corporate Secretary. You may also make a director nomination from the floor at the Annual Meeting, but then you should not expect proxies to be voted in favor of your nominee.

                             ITEM OF BUSINESS NO. 1
                              ELECTION OF DIRECTORS

      You are being asked to elect seven (7) members of the board of directors to hold office until the next annual meeting of shareholders. Each nominee has indicated his willingness to serve, if elected. If any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management.

Nominees for Election as Director.

      The following table sets forth certain information about ECSI's directors as of November 15, 2002:


                                       First Year
                                         Became
      Name                  Age         Director                Title
-----------------           ---        ----------       ------------------------
Arthur Barchenko            69            1976          President, Chief Executive Officer, and Director
Mark R. Barchenko           46            1996          Vice President, Secretary and Director
Natalie Barchenko           68            2001          Treasurer and Director
James R. Janis              58            2001          Director
Gene Rabois                 57            1989          Director
Robert F. Reiter            52            2001          Director
Edward Snow                 63            2000          Director

Arthur and Natalie Barchenko are married and Mark Barchenko is their son.

                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS

Set forth below is biographical information concerning each director.

      Arthur Barchenko has been our President since December 1976. Mr. Barchencko also participates in the management of our subsidiaries. From June 1952 to May 1972, he held various sales and marketing positions at Lightolier, Inc., a company engaged in the manufacturing and marketing of lighting fixtures. During his tenure at Lightolier, Inc., Mr. Barchenko served as the vice president of sales and was responsible for directing a sales force of approximately 150 persons and a support staff of approximately 50 persons. Mr. Barchenko also served as a member of the board of directors and on the executive committee of Lightolier, Inc. Prior to organizing Electronic Control Security Inc., Mr. Barchenko co-founded and directed the operations of Bajer Industries, a lighting manufacturing company that was subsequently sold to the Charter Group. Mr. Barchenko is active with American Defense Preparedness Association, and American Society of Industrial Society. He served on the Radio Technical Commission for Aeronautics Committee 183 for upgrade of FAR 107.14(a) and (b) as a member of the special access control security task force for the Federal Aviation Administration. Federal Aviation Regulation 107.14 (FAR 107.14a and b) is the document produced by RTCA committee 183 for the security upgrade of the access control system and universal access control system requirements for civilian commercial and shared civilian/military airports under U.S. jurisdiction.

      Mark Barchenko joined us in 1993 and has served as our Vice-President of Marketing since June 2000. He has focused his marketing and business development efforts on Southeast Asian government projects and U.S. airports and maritime facilities. Mr. Barchenko also participates in the management of our subsidiaries. Mr. Barchenko is now Vice President of operations and spearheaded the IS09001 quality program based on the international standard of operation, from inception through registration during 2000, Mr. Barchenko is active with American Defense

Preparedness Association, and American Society of Industrial Society. He served on the Radio Technical Commission for Aeronautics Committee 183 for upgrade of FAR 107.14(a) and (b) as a member of the special access control security task force for the Federal Aviation Administration. Federal Aviation Regulation
107.14 (FAR 107.14a and b) is the document produced by RTCA committee 183 for the security upgrade of the access control system and universal access control system requirements for civilian commercial and shared civilian/military airports under U.S. jurisdiction. Mr. Barchenko holds a U.S. patent entitled "Jet Propulsion Engine Assembly for Aircraft."

      Gene Rabois has served as a member of our Board of Directors since October 1, 1989. He previously had served as our Chief Financial Officer. He has more that thirty years of experience in accounting and finance, Securities and Exchange Commission financial reporting, installation and management of computer systems and control and administration of corporate financial affairs. Mr. Rabois currently serves as the Controller for SJT Imaging, Inc., a printing concern.

      Natalie Barchenko has been a director and the Treasurer of ECSI since 2001. Over the last ten years, she has been actively involved with the day-to-day operations of the company in the areas of human resources, accounting, advertising and sales functions. She works on a voluntary basis for the Library of Congress preparing Braille translations for the blind.

      Edward Snow has been a director of ECSI since June 2000. From October 1996 to October 1999, he was the co-owner and operated Phoenix Fiber Optics Inc., a manufacturer and marketer of fiber optic products. From October 1999 to October 2000, he has served as the Assistant to the President of Space America Corp. Since 1996, he has acted as a private consultant to the government and industry.

      Robert F. Reiter has been a Director of ECSI since November 2001. Since November 1997, he has served as the President of R.F. Reiter & Associates, an engineering consulting firm. Since January 2002, he has been the President of HAZ-X Holdings, Ltd., which engages in non-intrusive inspection engineering and operations. From 1977 through 1997, he was the Vice President of Analytical Systems Engineering Corp. an engineering consulting company.

      James R. Janis has been a Director since November 2001. Mr. Janis has been the President of the Janis Group, a management consulting company, since 1996. From December 1992 through May 1996, he served as the Executive Vice President of BNFL, Inc. which engages in nuclear waste management. From February 1980 through 1992, he was the Executive Vice President of ICF Kaiser International, an environmental consulting firm. Prior thereto, he was Deputy Assistant Secretary for Planning and Evaluation of the US Department of Energy.

Information Concerning the Board of Directors and Executive Officers.

      Board Meetings.

      The Board of Directors met twice during the fiscal year ended June 30, 2002 and each incumbent director attended all meetings held during the period he served as a director. In addition, the board of directors took actions by unanimous written consent on three occasions during the fiscal year.

      Compensation of Non-Employee Directors.

      Directors receive $500 fee for attendance at meetings of the Board of Directors, and outside directors were reimbursed for out-of-pocket expenses for attendance at such meetings. It is expected that the company's outside directors will receive an annual award of stock options under ECSI's equity incentive plan. In February 2002, the board of directors authorized the issuance of a total of 210,000 stock options to members of the board of directors, 200,000 of which are exercisable through February 2007 at a price of $2.97 per share and 10,000 of which are exercisable at $2.70 per share through February 2011.

      Board of Directors Committees.

      Our company has a standing Audit Committee. We do not have standing committees whose functions include nominating directors and establishing the compensation of employees and consultants.

      Audit Committee.

      The Audit Committee of the Board of Directors recommends the annual appointment of our independent public accountants with whom the audit committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that our company uses in financial reporting, internal financial auditing procedures, the adequacy of our internal control procedures, reviews the independence of our outside auditors, and whether the auditors' performance of non-audit related duties is compatible with maintaining proper independence.

      Our Audit Committee consists of Edward Snow and Gene Rabois, both of whom are "independent" as such term is defined in Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee held two meetings during the past year both of which were attended by all members of the Committee.

      We adopted a new Audit Committee Charter in October 2002, a copy of which is attached as an exhibit to this Proxy.

      Set forth below is a copy of the Report of the Audit Committee to the Board of Directors.

                        ELECTRONIC CONTROL SECURITY INC.
                             AUDIT COMMITTEE REPORT
                               SEPTEMBER 25, 2002

      The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

      The following is the Report of the Audit Committee with respect to the audited financial statements of Electronic Control Security Inc. (the "Company") for the fiscal year ended June 30, 2002, which includes the consolidated balance sheet of the Company as of June 30, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity (defecit) and cash flows for each of the two years in the period ended June 30, 2002, and the notes thereto.

      The Audit Committee of the Company's Board of Directors has reviewed and discussed the audited financial statements and the footnotes thereto with the Company's management. In addition, the Audit Committee has discussed with Demetrius & Company, L.L.C., the independent auditors, the matters required to be discussed by Statement of Auditing Standards (SAS) No. 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

      The Audit Committee also has received written disclosures and the letter from Demetrius & Company, L.L.C. required by the Independence Standards Board Standard No. 1 (ISB) (which relates to the auditor's independence from the Company and its related entities) and has discussed with Demetrius & Company, L.L.C. its independence from the Company.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

                                       Submitted by the Audit Committee of the
                                         Board of Directors

                                             Gene Rabois
                                             Edward Snow

      Section 16(a) Beneficial Ownership Reporting Compliance.

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To the best of the company's knowledge, based solely upon its review of the copies of such reports furnished to the company for the year ended June 30 2002, all Forms 3 or 4 required to be filed pursuant to Section 16(a) of the Exchange Act were filed but in an untimely fashion.

      Executive Officers.

      Our officers are appointed annually by our Board of Directors and serve at the discretion of the Board of Directors. Three of our executive officers, Arthur Barchenko, Mark Barchenko and Natalie Barchenko, are also directors of the company. See the section above entitled "Nominees" for biographical information about these individuals. Set forth below is biographical information regarding our executive officers who are not directors.

      Richard Stern has served as our Vice-President-Manufacturing since December 1, 1997. He is responsible for the overall management of our manufacturing department, which includes supervising all manufacturing, maintenance and test personnel; manufacturing engineering, including the review and evaluation of new and existing product design in a manufacturing environment; oversight of maintenance of plant equipment and facilities; mechanical package design of new product development; quality control, including the development of test equipment and procedures; production scheduling; shipping and receiving and inventory of all materials and finished products, purchasing and expediting of materials and supplies, and oversight of manufacturing personnel, labor reports. Prior to joining us, Mr. Stern spent 25 years in the data communication and temperature processing fields. He has held managerial positions in manufacturing, engineering, quality control, service, as well as being involved in the design and development of the product lines within these fields.

      Eldon Moberg joined us in 1996 as the Vice President of the FOIDS product division and has served as our Vice-President since July 1, 1999. Mr. Moberg is responsible for establishing the FOIDS manufacturing and test facility in Huntsville, Alabama. His duties include planning and coordinating manufacturing schedules and resources and the provision of technical data for security system design and project cost analysis. Prior to joining us, Mr. Moberg was the Production Supervisor for Mason & Hanger National, Inc., a company engaged in the manufacture and marketing of our FOIDS product line, where he initially was a production support technician and performed optical/ electronic fabrication and testing of a fiber optic based security system and components. Thereafter, as Production Supervisor, he was responsible for planning and scheduling personnel, materials and equipment to support product manufacture. Other duties included procurement, product acceptance testing QA/QC, inventory control and MRP system operation. Before entering private industry, Mr. Moberg served for twenty years in the United States Army where he gained experience as senior radar repair technician for several Army Air Defense systems, team leader for missile system direct support maintenance and training developer for newly acquired Army missile systems.

      Thomas Isdanavich became associated with us in 1997 in our products division and became our Vice President- Project Management in July 1997. Prior to joining us, he was with Beall Technologies, Inc., a manufacturer of matrix switching equipment for IBM compatible main frame computers, from 1973 to 1997.

      Certain Relationships and Related Party Transactions.

      Until the company achieved profitability, it relied on loans from officers, directors, shareholders and their affiliates to assist in the funding of our operations.

      At June 30, 2002 and 2001, related party debt consisted of $19,353 and $241,679, respectively. The loans were repayable with interest at rates varying from no interest through 12% interest per annum. All interest for the fiscal year 2002 and 2001 had been waived.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table tells you, as of November 15, 2002, about:

      o     Each beneficial owner of more than 5% of our common stock;

      o Beneficial ownership of shares of our common stock by each of our current directors and officers; and

      o Beneficial ownership of shares of our common stock by all of our directors and officers as a group.

      For the purpose of this table, the beneficial ownership of a person includes shares as to which that person has sole or shared voting or investment power as well as shares that the person has the right to acquire within 60 days (such as upon conversion of convertible securities or exercise of warrants or options) of November 15, 2002. For the purpose of calculating the ownership percentages, we have considered to be outstanding both the total number shares actually outstanding on November 15, 2002 and the total number of shares that various people then had the right to acquire within 60 days.

                                   Number of Shares        Percentage of
                                   of Common Stock          Outstanding
Name (1)                          Owned Beneficially     Common Shares (2)
-------                              ------------            -----------
Arthur Barchenko (3)                  1,122,406                 27.14%
Mark R. Barchenko (4)                   120,179                  2.91%
Richard Stern (5)                        30,000                     *
Thomas Isdanavich (5)                    20,000                     *
Eldon Moberg (5)                         60,000                  1.46%
Natalie Barchenko (6)                   830,975                 20.15%
James R. Janis (5)                       25,000                      *
Gene Rabois (7)                          95,500                  2.43%
Robert Reiter (5)                        10,000                     *
Edward Snow (5)                          20,000                     *
Directors and officers
  as a group (10 persons)             2,334,060(8)              51.88%

      * Less than 1%.

(1)   The address for each person named in the table is c/o the company.

(2)   Based on 4,034,128 shares outstanding.

(3) Includes 153,496 shares of common stock not registered in Mr. Barchenko's name but over which he has dispository power and control and options to purchase 100,000 shares of common stock.

(4) Includes 20,179 shares of common stock not registered in Mr. Barchenko's name but over which he has dispository power and control and options to purchase up to 100,000 shares of common stock.

(5)   Consists solely of options to purchase shares of common stock.

(6)   Includes options to purchase up to 100,000 shares of common stock.

(7)   Includes options to purchase up to 50,000 shares of common stock.

(8) Includes options to purchase 465,000 shares of common stock which are held by all directors in the aggregate.

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

      The following table shows the compensation of our Chief Executive Officer (the "Named Executive"). No other executive officer received compensation in excess of $100,000 during 2001 or 2000.

                                                                                      Securities
                                                                Other Annual          Underlying           All Other
Name and Principal Position            Year       Salary        Compensation           Options           Compensation
---------------------------            ----       ------        ------------          ----------         ------------
Arthur Barchenko, President            2002       98,800             -0-               100,000                -0-
                                       2001       78,100             -0-                 -0-                  -0-
                                       2000       85,000             -0-                 -0-                  -0-

Option Grants in the Last Fiscal Year.

      The following table presents certain information concerning stock options granted to the Named Executive under the Stock Option Plan during the 2002 fiscal year.

                                Individual Grants

                                                    Percent Of
                        Number Of                   Total
                        Securities                  Options Granted
                        Underlying Options          To Employees In         Exercise Price          Expiration
Name                    Granted (Shares)            Fiscal Year             Per Share               Date
---------------         ------------------          ---------------         --------------          ----------
Arthur Barchenko        100,000                     33.9%                      $2.97                   2007

Fiscal Year-End Option Numbers and Values.

      The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive at June 30, 2002. There were no stock options exercised by the Named Executive during the fiscal year ended June 30, 2002.

                           Number of Securities                        Value of Unexercised
                           Underlying Unexercised                      In-the-Money Options
                           Options at Fiscal Year-End:                 at Fiscal Year-End:
Name                       Exercisable/Unexercisable                   Exercisable/Unexercisable (1)
---------------            ---------------------------                 -----------------------------
Arthur Barchenko           100,000/0                                   $0/$0

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($.97) on June 28, 2002, as reported on the Over The Counter Bulletin Board.

Compensation Pursuant to Management Contracts.

      None.

Other Compensation.

      None; no stock appreciation rights or warrants exist.

Incentive Stock Option Plan.

      The following is a brief summary of the Electronic Control Security Inc. Incentive Stock Option Plan (the "Plan"), which is designed to enhance our long-term profitability and shareholder value by aligning the interests of selected directors, officers, employees and consultants with our performance targets.

      In 1986, we adopted the Plan which we renewed in 1996 for a second ten-year term. The Plan authorizes the issuance of statutory options to purchase up to 750,000 shares of our common stock.

      The Plan is administered by the Board of Directors, which may empower a committee to administer the Plan. The Board is generally empowered to interpret the Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the individuals to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for options granted under the Plan is determined by the Board, provided that the exercise price of incentive stock options is not be less than 100% of the fair market value of a share of the common stock on the date the option is granted (110% of fair market value on the date of grant of an incentive stock option if the optionee owns more than 10% of our common stock). Upon exercise of an option, the optionee may pay the purchase price with previously acquired securities of the company.

      Options will be exercisable for a term determined by the Board, which will not be greater than ten years from the date of grant and five years in the case of incentive stock options, unless such grant is for a period of ten years, as determined by the Board, except that an Incentive Stock Option granted to the beneficial owner of more than 10% of the outstanding shares of our common stock shall expire, to the extent that it has not theretofore been exercised, at the close of business five (5) years from the date of grant. Options may be exercised only while the original grantee has a relationship with us which confers eligibility to be granted options or within three months after termination of such relationship with us, or up to one year after death or total and permanent disability. In the event of the termination of such relationship between the original grantee and us for cause, as defined in the Plan, all options granted to that original optionee terminate immediately. In the event of certain basic changes in the company, including a reorganization, merger or consolidation of the company, or the purchase of shares pursuant to a tender offer for shares of our common stock, in the discretion of the Board or administering committee, each option may become fully and immediately exercisable. Incentive stock options are not transferable other than by will or the laws of descent and distribution.

      Options granted pursuant to the Plan may be designated as incentive stock options ("ISO"), with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986. Accordingly, the Plan provides that the aggregate fair market value determined at the time an ISO is granted of the common stock subject to incentive stock options exercisable for the first time by an employee during any calendar year under all our plans may not exceed $100,000. The Board may modify, suspend or terminate the Plan; provided, that certain material modifications affecting the Plan must be approved by the shareholders, and any change in the Plan that may adversely affect an optionee's rights under an option previously granted under the Plan requires the consent of the optionee.

Nonstatutory Stock Option Plan.

      We also have adopted a nonstatutory stock option plan and have reserved 250,000 shares of common stock for issuance to Directors, employees and non-employees. Options granted pursuant to this plan will be non-transferable and expire, if not exercised within five years from the date of the grant. Options will be granted in such amounts and at such exercise prices as the Board of Directors may determine.

Equity Compensation Plan Information.

      The following table sets forth certain information concerning our existing stock option plans for the fiscal year ended June 30, 2002.

                      Equity Compensation Plan Information

                          (a)                      (b)                     (c)
Plan Category             Number of securities     Weighted-average        Number of securities
                          to be issued upon        exercise price of       available for future
                          exercise of              outstanding             issuance under equity
                          outstanding options,     options, warrants       compensation plans (excluding
                          warrants and rights      and rights              securities reflected in column (a))
                          --------------------     --------------------    -----------------------------------
Equity
compensation
plans approved
by security holders                    565,000              $      1.37                               405,000
                                       -------              -----------                               -------
Equity
compensation
plans not approved
by security holders                    395,000              $      1.42
                                       -------              -----------                               -------
Total                                  960,000
                                       -------              -----------                               -------

                             ITEM OF BUSINESS NO. 2
              RATIFICATION OF AN INCREASE IN THE NUMBER OF OPTIONS
         AVAILABLE FOR GRANT UNDER THE ELECTRONIC CONTROL SECURITY INC.
      INCENTIVE STOCK OPTION PLAN FROM 750,000 OPTIONS TO 1,000,000 OPTIONS

      You are being asked to ratify a resolution adopted by the Board of Directors which would amend the company's Incentive Stock Option Plan (Plan) to increase the number of options available for grant from 750,000 options to 1,000,000 options. The Plan will not be amended without shareholder approval. A description of the Plan is set forth above under the heading "EXECUTIVE COMPENSATION-Stock Option Plan."

      In 1986, we adopted the Incentive Stock Option (which it renewed in 1996 for a second ten year term) pursuant to which it made available 750,000 options for grant. The Plan was adopted to further the growth and profitability of the company by providing increased incentives to, and encourage share ownership on the part of, employees, consultants and directors of the company.

      At the date of this Proxy, there were options outstanding under the Plan entitling holders to purchase a total of 632,500 shares of common stock, leaving 367,500 options available for grant.

      Your Board of Directors has no specific plans at this time to grant any additional options under the Plan, however, there are circumstances under which it might become necessary or advantageous to do so. For example, as a result of the Sarbanes-Oxley Act of 2002, the SEC has promulgated new regulations relating to corporate governance which, among other things, expand existing financial statement review requirements and impose new duties on public companies' audit committees and which suggest that public companies form disclosure committees composed of independent directors to review the information included in filings made with the SEC. ECSI may have to grant additional options to independent directors who serve on its audit committee in order to induce them to remain members of such committee or add new independent directors to serve on any new committees which it may form in order to comply with changes mandated by new federal and SEC regulations. ECSI would like to have the flexibility to issue options to such persons under the Plan and management believes it is prudent to have options available for grant under the Plan. In addition, we have established a policy of granting to each of our directors options under the Plan during each year in which such persons serve as directors and anticipate that we will maintain this policy into the future. We desire to make available additional options for grant under the Plan for the reasons described above as well for other purposes which we can not presently anticipate.

      If the shareholders ratify the amendment to the Plan to increase in the number of options available for grant, the additional options authorized would be subject to grant on the same terms as existing options available for grant under the Plan and would be accorded the same tax treatment as the available options.

      Approval of the amendment to the Plan to increase the number of options available for grant is important to our company because the relatively small remaining number of options available for grant, may impair our ability to attract and retain qualified directors, executive management and key employees.

      It is for these reasons that your Board of Directors believes that it is a good idea to amend the Plan to increase the number of options available for grant.

               THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF
              AN AMENDMENT TO THE ELECTRONIC CONTROL SECURITY INC. INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF
                           OPTIONS AVAILABLE FOR GRANT

                             ITEM OF BUSINESS NO. 3
                       RATIFICATION OF THE APPOINTMENT OF
     DEMETRIUS & COMPANY, L.L.C. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                        FOR THE YEAR ENDING JUNE 30, 2003

      Your Board of Directors has appointed Demetrius & Company, L.L.C. as the independent accountants to audit our financial statements for the year ended June 30, 2003. This firm served as our independent auditors during 2002 and 2001. If the appointment of this firm is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors.

      During fiscal 2002, the aggregate fees for professional services provided by Demetrius & Company, L.L.C. to us were as follows:

Audit Fees (1)                                   $42,000
Financial Information Systems
      Design and Implementation Fees                  $0
All Other Fees (2)                               $12,500
                                                 -------
Total                                            $54,500

(1) Audit fees relate to services rendered for the annual audit of our consolidated financial statements for the fiscal year ended June 30, 2002 as well as a review of our quarterly reports on Form 10-QSB filed with the SEC.

(2) All other fees relate to advice and assistance provided to us in connection with tax compliance and various transactions.

      Our board of directors has considered whether the provisions of the non-audit services described above is compatible with maintaining Demetrius & Company, L.L.C. independence and determined that such services are appropriate.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                OF THE APPOINTMENT OF DEMETRIUS & COMPANY, L.L.C.
                AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR 2003.

If the appointment is not ratified, the Board will consider whether it should select other independent accountants.

VOTE REQUIRED

         Ratification of the appointment of Demetrius & Company, L.L.C. as our independent accountants for fiscal 2003 requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

                             ITEM OF BUSINESS NO. 4
                                 OTHER BUSINESS

      We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time to permit continued solicitation of proxies.

                                  ANNUAL REPORT

      A copy of our Annual Report on Form 10-KSB for the year ended June 30, 2002, as filed with the Securities and Exchange Commission, is being sent to you together with this Notice of Annual Meeting and Proxy Statement.

                                    By order of the Board of Directors


                                    Mark Barchenko
                                    Corporate Secretary

                                    EXHIBIT A
                        ELECTRONIC CONTROL SECURITY INC.
                             AUDIT COMMITTEE CHARTER

                        ELECTRONIC CONTROL SECURITY INC.
                             AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities are to:

Monitor the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and legal compliance.

Monitor the independence and performance of the Company's independent auditors.

Provide an avenue of communication among the Board of Directors, management and the independent auditors.

Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of three or more independent non-executive directors, free from any relationship that would interfere with the exercise of their independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related finance experience.

The Audit Committee shall meet at least two times annually. The Committee shall meet privately in executive session with management and with the independent auditors. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based on the auditor's limited review procedures.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES:

1.    Review and reassess the adequacy of this Charter at least annually.

2. Review the Company's annual audited financial statements with the independent auditors and management prior to filing or distribution.

3. Review significant findings submitted by the independent auditors regarding the Company's financial reporting process and system of financial internal controls.

4.    Review the independence and performance of the independent auditors.

5.    Review the independent auditors audit plan.

6. Maintain minutes of meetings and report significant matters to the Board of Directors.

7. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.